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                                                                   Exhibit 23.01


                 CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS




     We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated February 24, 1998 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1997.




ERNST & YOUNG LLP



Los Angeles, California
March 13, 1998